EXHIBIT 99.1

                  SEVENTH MODIFICATION OF EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 1st day of January, 2009, by and between PRESIDENTIAL REALTY CORPORATION, a Delaware corporation having offices at 180 South Broadway, White Plains, New York 10605 (the "Company") and ELIZABETH DELGADO, residing at 90 Ramsey Avenue, Yonkers, New York 10701 (the "Employee").

                       W I T N E S S E T H:

         WHEREAS, the Company and Employee have entered into an Employment Contract dated as of January 1, 1989 (the "Employment Agreement"), which Employment Agreement was modified by a First Modification Agreement dated January 1, 1992, a Second Modification Agreement dated January 1, 1995, a Third Modification Agreement dated as of January 1, 1998; a Fourth Modification Agreement dated as of January 1, 2000; a Fifth Modification Agreement dated as of January 1, 2003 and a Sixth Modification Agreement dated as of January 1, 2006; and

         WHEREAS, in accordance with the authorization of the Compensation Committee of the Board of Directors of the Company, the parties desire to modify the Employment Agreement as of January 1, 2009 as provided for herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the parties hereto agree that the Employment Agreement is hereby modified, effective January 1, 2009, to read in full as follows:

         I. Employment. the Company hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and condition hereinafter set forth. The Employee is hereby employed for an Active Period and for a Retirement Period, upon the terms and conditions hereinafter set forth.

         II.       The Active Period

                  (A) The Active Period shall commence on January 1, 2009 and terminate on December 31, 2011 unless sooner terminated as provided herein or unless such termination date is postponed by mutual agreement between the Company and the Employee.

                  (B) During the calendar year 2009, the Company agrees to pay to Employee a salary of $156,806.

                  (C) During each of the calendar years included within the Active Period subsequent to the calendar year 2009, the Company shall pay to Employee such salary as may be authorized and directed by the Company's Board of Directors; provided, however, that in no event shall the Directors authorize a salary less than that established for calendar year 2009 as set forth above. Salary is to be established each year by the Compensation Committee of the Board of Directors.

                  (D) During the Active Period:

                      (i) Employee shall continue to perform for the Company services substantially of the same character as those heretofore performed by her; that is, she shall perform the duties reasonably required to be performed by the Treasurer and Secretary.

                      (ii) Employee shall travel when necessary on the affairs of the Company. However, Employee shall continue to be assigned, as heretofore, to the principal executive offices of the Company. The Company shall maintain and make available to Employee the free use of a suitable automobile.

                      (iii) Employee shall be furnished with an office and with such other facilities and services as are suitable to her position and adequate for the performance of her duties.

                      (iv) The Company shall promptly pay, or reimburse the Employee for, all reasonable expenses incurred by Employee in connection with the performance of her duties to the Company hereunder.

                      (v) Employee shall devote her full time and efforts during normal business days and hours to the business and affairs of the Company (allowing reasonable time for vacations in accordance with Company policy). She shall not engage in or render services to or become associated with any other business; provided, however, that Employee may in her spare time engage in other business activity which does not interfere with the performance of her duties hereunder and which is not competitive with, or does not otherwise adversely affect, the business of the Company. Nothing contained in this subparagraph
(D)(v) shall be construed to prevent Employee from absenting herself from the Company's offices, from time to time, during normal business days and hours, for purposes of engaging in recreational activity, provided that such absences shall not interfere with the performance by the Employee of her duties hereunder.

         III.      Physical or Mental Incapacity:

                  If at any time during the Active Period, the Employee becomes so physically or mentally incapacitated as to be unable to perform her normal duties, she shall nevertheless continue to receive her full compensation (without regard to any bonus that Employee may have previously received) until such time as said incapacity shall have endured for one year from the onset thereof, regardless of whether or not the Active Period of employment shall in the meantime expire by its terms. Thereafter, during the balance, if any, of the Active Period of employment under this contract, Employee shall receive compensation at the rate of one-half (1/2) of the full rate of compensation she was receiving at the onset of her incapacity (without regard to any bonus that Employee may have previously received) until such time as the Employee shall be able and eligible to resume her normal duties at full compensation with the Company.

          IV.     The Retirement Period

                  (A) Except as otherwise provided herein, the Retirement Period shall commence on January 1, 2012. The commencement of the Retirement Period may be postponed by mutual agreement between the Company and the Employee. The Retirement Period shall end on the day of the Employee's death.

                  (B) During the Retirement Period:

                      (i) Subject to the provisions of subparagraph (iii) below, the Company agrees to pay to Employee each year an amount equal to $50,046.

                      (ii) Inflation having become a stubbornly pervasive fact of the American economy, and in a effort to offset partially the hardship caused thereby, the retirement stipends provided for in subparagraph (i) above shall be increased yearly after the first year of the Retirement Period by 50% of the increase in the Consumer Price Index during the prior year (December to December) or by 5%, whichever is less.

                      (iii) Notwithstanding anything else to the contrary contained herein, any payments to be made to Employee under Paragraph IV (B)
(i) and (ii) above shall be reduced dollar for dollar by any payments which would be payable to the Employee as a Participant under the Company's Defined Benefit Pension Plan if the Employee had elected to receive the individual benefit payable only to Employee during the lifetime of Employee (and not a joint and several benefit or a lump sum payment), whether or not Employee actually makes such election.

                      (iv) At the commencement of the Retirement Period, the Company shall transfer to the Employee the automobile than being made available to Employee by the Company (if owned by the Company) in accordance with the provisions in Paragraph II(D)(ii) above; provided, however, that if the then undepreciated value of such automobile on the books of the Company shall exceed $6,000, the Employee shall pay to the Company, as the sole consideration for such transfer, a cash amount equal to such excess.

                      (v) Employee's right to receive the payments provided for by this Paragraph shall not be contestable by the Company.

                      (vi) At all times during the Active Period (including in said Active Period any periods during which the Employee shall be receiving compensation, even though incapacitated, as set forth in Paragraph III above), but not during the Retirement Period, the Company shall to the extent available maintain in full force and effect group major medical and disability insurance policies on terms equivalent to those maintained for the Company's employees in general and a group life insurance policy with a death benefit of $50,000. Employer shall not be required to maintain any such group or individual insurance policies during the Retirement Period.

         V. Additional Payments In addition to any other payments to be made by the Company to Employee hereunder:

                      (A) Upon retirement of the Employee on or after the end of the Active Period set forth herein, the Company shall pay Employee the sum of $75,000; and

                      (B) If Employee continues to be employed by the Company under the terms of any modification, renewal or extension of this Employment Agreement until the earlier to occur of (i) December 31, 2011 or
(ii) the date on which the Company is merged or consolidated into or with any other corporation or substantially all of the assets of the Company are sold or transferred to another corporation, or the Company is liquidated, then the Company shall pay Employee (in addition to the $75,000 amount referred to in Subparagraph V.(A) above) the sum of $100,000.



         VI. Termination - The Company shall have the right to terminate this Employment Agreement upon no less than 90 days prior written notice to Employee and upon payment of $200,000 to Employee at the time of termination. Notwithstanding such termination (a) the Company shall remain obligated to pay any amounts due to Employee pursuant to Paragraph IV(B)(i) through (v) and Paragraph V(A), and (b) the Company shall not be obligated to make any payment pursuant to Paragraph V(B).

         VII. Miscellaneous.

                      (A) Cash compensation payable to the Employee hereunder shall be paid in installments in accordance with the general practice of the Company relating to the payment of salaries to its employees, but in any event not less often than monthly.

                      (B) If the Company shall, at any time, be merged or consolidated into or with any other corporation or if substantially all the assets of the Company are transferred to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the Company resulting from such merger or consolidation or to which such assets shall be transferred, and this provision shall apply in the event of any subsequent merger, consolidation or transfer.

                      (C) The rights and benefits of Employee under this Agreement are personal to her, and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer."


                  IN WITNESS WHEREOF, the parties hereto have hereunto executed this Seventh Modification to Employment Agreement as of the day and year first above written.




                                             BY:/s/ Elizabeth Delgado
                                               ---------------------
                                              Elizabeth Delgado



                                            PRESIDENTIAL REALTY CORPORATION



                                             BY:/s/ Jeffrey F. Joseph
                                               ----------------------------
                                               Jeffrey F. Joseph, President